UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Forte Biosciences, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Dear Fellow Stockholders:

We are pleased to invite you to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Forte Biosciences, Inc. (the “Company” or “Forte”), to be held on Thursday, May 29, 2025 at 9:00 a.m., Eastern Time. The Annual Meeting will be held via a virtual format and you will be able to attend the Annual Meeting by visiting http://www.virtualshareholdermeeting.com/FBRX2025 where you will be able to listen to the meeting live and vote online.

The attached formal meeting notice and proxy statement contain details of the business to be conducted at the Annual Meeting.

Your vote is important. Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, we urge you to vote and submit your proxy promptly via the Internet, telephone or mail.

On behalf of our Board of Directors (the “Board”), we would like to express our appreciation for your continued support of and interest in Forte.

Stockholders may call 1-800-690-6903 (toll-free from the U.S. and Canada)

Sincerely,

Paul A. Wagner, Ph.D.

Chairman, President, and Chief Executive Officer

Dallas, Texas

FORTE BIOSCIENCES, INC.

3060 Pegasus Park Drive, Building 6

Dallas, Texas 75247

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	Thursday, May 29, 2025 at 9:00 a.m. Eastern Time

Place	The Annual Meeting will be a completely virtual meeting of stockholders, to be conducted via live webcast. You will be able to attend the Annual Meeting virtually and vote online during the meeting by visiting www.virtualshareholdermeeting.com/FBRX2025.

Items of Business

•

To elect Richard Vincent, Shiv Kapoor and David Gryska as the three (3) Class II directors to hold office until our 2028 annual meeting of stockholders and until his or her respective successors are elected and qualified.

•	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025.

•	To transact other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

Record Date	The close of business on April 30, 2025 (the “Record Date”). Only stockholders of record as of the Record Date are entitled to notice of and to vote at the Annual Meeting.

Availability of Proxy Materials	Our proxy statement, notice of Annual Meeting, form of proxy and our annual report are first being sent on or about April 30, 2025 to all stockholders entitled to vote at the Annual Meeting.

The proxy materials and our annual report can be accessed as of April 30, 2025 by visiting www.proxyvote.com. In additional to mailing our proxy materials, we are providing access to our proxy materials over the Internet under the rules adopted by the U.S. Securities and Exchange Commission.

Voting	YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your proxy or voting instructions via the Internet, telephone or mail as soon as possible. Returning the proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares at the Annual Meeting. The proxy statement explains proxy voting and the matters to be voted on in more detail.

By order of the Board of Directors,

Paul A. Wagner, Ph.D.
Chairman, President, and Chief Executive Officer
Dallas, Texas

The date of this proxy statement is April 30, 2025 and it is being mailed to stockholders on or about April 30, 2025.

FORTE BIOSCIENCES, INC.

PROXY STATEMENT

FOR 2025 ANNUAL MEETING OF STOCKHOLDERS

To be held at 9:00 a.m., Eastern Time, on Thursday, May 29, 2025

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

Why am I receiving these materials?

This proxy statement and the form of proxy are furnished in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at the 2025 Annual Meeting of stockholders of Forte Biosciences, Inc. (the “Company” or “Forte”), a Delaware corporation, and any postponements, adjournments or continuations thereof. The Annual Meeting will be held on Thursday, May 29, 2025, at 9:00 a.m., Eastern Time. The Annual Meeting will be conducted virtually via live audio webcast. You will be able to attend the Annual Meeting virtually by visiting www.virtualshareholdermeeting.com/FBRX2025, where you will be able to listen to the meeting live and vote online during the meeting.

What proposals will be voted on at the Annual Meeting?

The following proposals will be voted on at the Annual Meeting:

•

the election of Richard Vincent, Shiv Kapoor and David Gryska as the three (3) Class II directors to hold office until our 2028 annual meeting of stockholders and until his or her respective successors are elected and qualified; and

•	the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025.

As of the date of this proxy statement, neither our management nor our Board were aware of any other matters to be presented at the Annual Meeting.

How does the Board recommend that I vote on these proposals?

Our Board recommends that you vote your shares:

•

“FOR” the election of Richard Vincent, Shiv Kapoor and David Gryska as the three (3) Class II directors to hold office until our 2028 annual meeting of stockholders and until his or her respective successors are elected and qualified;

•	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025;

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

Holders of our Common Stock as of the close of business on April 30, 2025, the record date for the Annual Meeting, may vote at the Annual Meeting. As of the record date, there were 6,583,382 shares of our Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter properly brought before the Annual Meeting. Stockholders are not permitted to cumulate votes with respect to the election of directors.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered the stockholder of record with respect to those shares, and the proxy materials were sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the Annual Meeting. Throughout this proxy statement, we refer to these holders as “stockholders of record.”

Street Name Stockholders. If your shares are held in a brokerage account or by a broker, bank or other nominee, then you are considered the beneficial owner of shares held in street name, and the proxy materials were forwarded to you by your broker, bank or other nominee, which is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account by following the instructions that your broker, bank or other nominee sent to you. As a beneficial owner, you are also invited to attend the Annual Meeting. Throughout this proxy statement, we refer to these holders as “street name stockholders.”

How many votes are needed for approval of each proposal?

•

Proposal No. 1: Directors are elected by a plurality of the voting power of the shares present in person (including virtually) or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. A plurality means that the nominees with the largest number of FOR votes are elected as directors. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR, whether as a result of a WITHHOLD vote or a broker non-vote, will have no effect on the outcome of the election.

•

Proposal No. 2: The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025, requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against this proposal, i.e., will have the same effect as a vote AGAINST this proposal. Because this is a routine proposal, we do not expect any broker non-votes on this proposal.

What is the quorum requirement for the Annual Meeting?

A quorum is the minimum number of shares required to be present or represented at the Annual Meeting for the meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, in person (including virtually) or by proxy, of a majority of the voting power of our capital stock issued and outstanding and entitled to vote will constitute a quorum to transact business at the Annual Meeting. Abstentions, withhold votes and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chairperson of the meeting may adjourn the meeting to another time or place.

How do I vote and what are the voting deadlines?

Stockholder of Record. If you are a stockholder of record, you may vote in one of the following ways:

•	by Internet at www.proxyvote.com, 24 hours a day, 7 days a week, until 11:59 p.m., Eastern Time, on May 28, 2025 (have your proxy card in hand when you visit the website);

•	by toll-free telephone at 1-800-690-6903, 24 hours a day, 7 days a week, until 11:59 p.m., Eastern Time, on May 28, 2025 (have your proxy card in hand when you call);

•	by completing, signing and mailing your proxy card, which must be received prior to the Annual Meeting; or

•

by attending the Annual Meeting virtually by visiting www.virtualshareholdermeeting.com/FBRX2025, where you may vote during the meeting (have your proxy card in hand when attending the Annual Meeting).

Street Name Stockholders. If you are a street name stockholder, then you will receive voting instructions from your broker, bank or other nominee. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. We therefore recommend that you follow the voting instructions in the materials you receive. If your voting instruction form indicates that you may vote your shares through the proxyvote.com website, then you may vote those shares at the Annual Meeting with the control number indicated on that voting instruction form.

What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?

Stockholder of Record. If you are a stockholder of record and you submit an executed proxy but you do not provide voting instructions, your shares will be voted:

•

“FOR” election of Richard Vincent, Shiv Kapoor and David Gryska as the three (3) Class II directors to hold office until our 2028 annual meeting of stockholders and until his or her respective successors are elected and qualified;

•	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025;

In addition, if any other matters are properly brought before the Annual Meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.

Street Name Stockholders. Brokers, banks and other nominees holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole routine matter: the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025. Your broker, bank or other nominee will not have discretion to vote on any other proposals, which are considered non-routine matters, absent direction from you. In the event that your broker, bank or other nominee votes your shares on our sole routine matter, but is not able to vote your shares on the non-routine matters, then those shares will be treated as broker non-votes with respect to the non-routine proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your shares are counted on each of the proposals.

Can I change my vote or revoke my proxy?

Stockholder of Record. If you are a stockholder of record, you can change your vote or revoke your proxy before the Annual Meeting by:

•	entering a new vote by Internet or telephone (subject to the applicable deadlines for each method as set forth above);

•	completing and returning a later-dated proxy card, which must be received prior to the Annual Meeting;

•

delivering a written notice of revocation to our corporate secretary at Forte Biosciences, Inc., 3060 Pegasus Park Drive, Building 6, Dallas, Texas 75247, Attention: Corporate Secretary, which must be received prior to the Annual Meeting; or

•	attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

Street Name Stockholders. If you are a street name stockholder, then your broker, bank or other nominee can provide you with instructions on how to change or revoke your proxy.

What do I need to do to attend the Annual Meeting?

We will be hosting the Annual Meeting via live webcast only. You will be able to attend the Annual Meeting virtually and vote your shares electronically during the meeting by visiting www.virtualshareholdermeeting.com/FBRX2025. To participate in the Annual Meeting, you will need the control number included on your proxy card. The Annual Meeting webcast will begin promptly at 9:00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin fifteen minutes prior to the meeting, and you should allow ample time for the check-in procedures.

How can I get help if I have trouble checking in or listening to the Annual Meeting online?

If you encounter difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log-in page.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our Board. Paul A. Wagner, Ph.D., our President and Chief Executive Officer, and Antony A. Riley, our Chief Financial Officer, have been designated as proxy holders for the Annual Meeting by our Board. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If the proxy is dated and signed, but no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board on the proposals as described above. If any other matters are properly brought before the Annual Meeting, then the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed, continued or adjourned, then the proxy holders can vote your shares on the new meeting date unless you have properly revoked your proxy as described above.

Who will count the votes?

A representative from Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspector of election.

How can I contact Forte’s transfer agent?

You may contact our transfer agent, Computershare Trust Company, N.A., by telephone at (800) 736-3001 or (781) 575-3100 (International), or by writing Computershare Trust Company, N.A., at 150 Royall Street, Suite #101, Canton, MA 02021. You may also access instructions with respect to certain stockholder matters (e.g., change of address) via the Internet at www.computershare.com/investor.

How are proxies solicited for the annual and who is paying for such solicitation?

Our Board is soliciting proxies for use at the Annual Meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communications or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.

Where can I find the voting results of the Annual Meeting?

If possible, we will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the U.S. Securities and Exchange Commission, or SEC, within four business days after the meeting. If final voting results are not available to us in time to file a Form 8-K, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.

What does it mean if I receive more than one set of printed proxy materials?

If you receive more than one set of printed proxy materials, then your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each set of printed proxy materials to ensure that all of your shares are voted.

I share an address with another stockholder, and we received only one paper copy of the proxy statement and annual report. How may I obtain an additional copy of the proxy statement and annual report?

We have adopted a procedure approved by the SEC called “householding,” under which we can deliver a single copy of the proxy statement and annual report, to multiple stockholders who share the same address unless we receive contrary instructions from one or more stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the proxy statement and annual report, to any stockholder at a shared address to which we delivered a single copy of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s proxy statement and annual report, as applicable, you may contact us as follows:

Forte Biosciences, Inc.

Attention: Investor Relations

3060 Pegasus Park Drive, Building 6

Dallas, Texas 75247

Tel: (310) 618-6994

Email: investors@fortebiorx.com

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals (other than director nominations)

To be included in Company’s 2026 proxy statement

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. Rule 14a-8 requires that for a stockholder proposal to be considered for inclusion in our proxy statement for our 2026 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices on or before December 31, 2025. Stockholder proposals should be addressed to:

Forte Biosciences, Inc.

Attention: Secretary

3060 Pegasus Park Drive, Building 6

Dallas, Texas 75247

Tel: (310) 618-6994

To be presented but NOT included in Company’s 2026 proxy statement

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board, (iii) provided in the certificate of designation for any class or series of preferred stock, or (iv) properly brought before the annual meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our bylaws. To be timely for our 2026 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:

•	not earlier than January 29, 2026 at 5:00 p.m., Eastern Time; and

•	not later than February 28, 2026 at 5:00 p.m., Eastern Time.

In the event that the date of the 2026 annual meeting of stockholders is changed by more than 30 days from the one-year anniversary of the date of the Annual Meeting, then notice by a stockholder of a stockholder proposal to be timely must be received by the Secretary of the Company not earlier than 5:00 p.m., Eastern Time, on the 120th day prior to such annual meeting of stockholders and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to such annual meeting or the 10th day following the day on which Public Announcement (as defined below) of the date of such annual meeting is first made. That notice must state the information required by Section 5(b)(iv) of Forte’s bylaws, and otherwise must comply with applicable federal and state law. “Public Announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Company with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act.

If a stockholder who has notified us of his, her or its intention to present a proposal or nomination at an annual meeting does not appear to present his, her or its proposal or nomination at such annual meeting, we are not required to present the proposal or nomination, as applicable, for a vote at such annual meeting.

Recommendation and Nomination of Director Candidates

You may recommend director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee’s name and qualifications for membership on our Board and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Board of Directors and Corporate Governance—Stockholder Recommendations.”

In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in our 2026 proxy statement. In addition to satisfying the foregoing requirements, to comply with the SEC’s universal proxy card rules, stockholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

Availability of Bylaws

A copy of our bylaws may be obtained by accessing our public filings on the SEC’s website at www.sec.gov. You may also contact our Secretary at our principal executive office for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Composition of the Board

Our Board currently consists of eight (8) directors, six (6) of whom are independent under the listing standards of The Nasdaq Stock Market LLC (“Nasdaq”). Our Board is divided into three classes with staggered three-year terms. Thus, at each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.

The following table sets forth the names, ages as of April 30, 2025, and certain other information for each of our directors and director nominees:

Name	Class	Age	Position(s)	Director Since	Current Term Expires	Expiration of Term for Which Nominated
Nominee for Director
Richard Vincent(1)	II	62	Director	2024	2025	2028
Shiv Kapoor(3)	II	50	Director	2024	2025	2028
David Gryska(1)	II	69	Director	2023	2025	2028
Continuing Directors
Steven Kornfeld(1) (2) (3)	III	57	Director	2020	2026	—
Scott Brun, M.D.(2) (3)	III	57	Director	2022	2026	—
Paul A. Wagner, Ph.D.	III	54	Chairman, President, Chief Executive Officer and Director	2020	2026	—
Barbara K. Finck, M.D.	I	78	Director and Senior Medical Clinician	2022	2027	—
Stephen K. Doberstein, Ph.D.(2)	I	66	Director	2022	2027	—

(1)	Member of audit committee
(2)	Member of compensation committee
(3)	Member of nominating and corporate governance committee

Nominees for Director

Richard Vincent

Mr. Vincent has been a member of our Board since September 2024. Mr. Vincent has served as the Chief Financial Officer for Oncternal Therapeutics, Inc., a clinical-stage biopharmaceutical company, since April 2017. Mr. Vincent served as the Chief Financial Officer and Treasurer of VelosBio Inc. from the spin out of assets out of Oncternal Therapeutics in early 2017 through its Series A financing in late 2018. Mr. Vincent also currently serves as a Chief Financial Advisor for GenrAb, Inc. and Medcura, Inc., both privately held biotechnology companies, and has served as the Chief Financial Officer of Nerveda, LLC, an investment fund, since 2011. Previously, Mr. Vincent has served as Chief Financial Officer to multiple pharmaceutical, biotech and medical device companies, including Avalyn Pharma (co-founder), Meritage Pharma, and Elevation Pharmaceuticals from 2012 through 2017. Mr. Vincent served as the Chief Financial Officer and Secretary of Sorrento Therapeutics from January 2011 through February 2015. Mr. Vincent also served as Chief Financial Officer for Verus Pharmaceuticals, a pharmaceutical company, from 2004 to 2008, and Women First Healthcare from 2003 to 2005. Mr. Vincent started his career serving in a number of positions with Deloitte & Touche LLP, the last of which was senior manager, where he specialized in emerging growth and publicly-reporting companies. Mr. Vincent became a Certified Public Accountant in California in 1989 and holds a B.S. degree in business with an emphasis in accounting from San Diego State University.

We believe Mr. Vincent is qualified to serve on our Board due to his extensive financial leadership in the life sciences industry.

Shiv Kapoor

Mr. Kapoor has been a member of our Board since September 2024. Mr. Kapoor has served as a Co-Founder of Stonegate Healthcare, a capital markets advisory firm, since June 2021. Mr. Kapoor founded BioRamon Pharmaceuticals, a biopharmaceutical company involved in early discovery and research of oncology medicine, and has served as BioRamon’s Chief Executive Officer and a member of the Board since March 2020. Since February 2022, Mr. Kapoor has served as a board member of Microvascular Therapeutics, Inc., a biotechnology company. Mr. Kapoor previously served as the Vice President, Strategic Planning & Investor Relations at Spectrum Pharmaceuticals, Inc., a biopharmaceutical company, from November 2011 to March 2020. Mr. Kapoor served as a Managing Director at RBC Capital Markets from June 2008 to November 2011. Prior to RBC, Mr. Kapoor served in a number of positions in the biotechnology sector as an analyst, biostatistician, and scientist. Mr. Kapoor has a B.A. degree in Molecular Cell Biology from UC Berkeley and an MBA from the University of Chicago Booth School of Business.

We believe Mr. Kapoor is qualified to serve on our Board due to his experience as a founder and director of biopharmaceutical companies.

David Gryska

Mr. Gryska has served as a member of our Board since January 2023. Mr. Gryska has over 35 years of experience as a senior financial executive at life sciences and biotechnology companies. Mr. Gryska served as Executive Vice President and Chief Financial Officer of Incyte Corporation, a pharmaceutical company, from October 2014 to December 2018. Additionally, Mr. Gryska served as Chief Operating Officer and a director of Myrexis, Inc., a biopharmaceutical company, from May 2012 to December 2012. From December 2006 to October 2010, Mr. Gryska served as Senior Vice President and Chief Financial Officer of Celgene Corporation, a pharmaceutical company. From October 2004 to December 2006, Mr. Gryska was a principal at Strategic Consulting Group, where he provided strategic consulting to early-stage biotechnology companies. Previously, Mr. Gryska served at Scios, Inc., a biopharmaceutical company, as Senior Vice President and Chief Financial Officer from 2000 to 2004, and as Vice President of Finance and Chief Financial Officer from 1998 to 2000. Scios was acquired by Johnson & Johnson in 2003. From 1993 to 1998, Mr. Gryska served as Vice President, Finance and Chief Financial Officer at Cardiac Pathways, a medical device company later acquired by Boston Scientific Corporation. Prior to Cardiac Pathways, Mr. Gryska served as a partner at Ernst & Young (EY) in California. Mr. Gryska serves on the board of directors of Mind Medicine Inc. (NASDAQ:MNMD) and previously served on the board of directors of Seagen Inc. (NASDAQ:SGEN) from 2005 to 2023. In the past 20 years, Mr. Gryska served as a director for five other public biotechnology companies, including Aerie Pharmaceuticals, Inc. from 2012 to 2015 and then again from 2018 to 2022, GW Pharmaceuticals plc from 2020 to 2021, and PDL BioPharma, Inc. from 2014 to 2020. Mr. Gryska holds a B.A. in Accounting and Finance from Loyola University and an M.B.A. from Golden Gate University.

We believe Mr. Gryska is qualified to serve on our Board due to his business expertise in biotechnology companies.

Continuing Directors

Steven Kornfeld

Mr. Kornfeld has been a member of our Board since June 2020. Mr. Kornfeld has served as a partner at Castle Peak Partners LLC, an investment firm, since February 2020. Mr. Kornfeld serves as a

Board Observer of Lark Health, an AI powered platform for managing chronic diseases. Mr. Kornfeld was previously Portfolio Manager, Research Analyst and Health Care Sector Team Leader for Franklin Templeton Investments from January 2001 until February 2020; and was a Co- Manager of the Franklin Biotechnology Discovery Fund since 2015. Mr. Kornfeld had previously served as a Lead and Co-Manager on several portfolios at Franklin. Mr. Kornfeld received an M.B.A. from Northwestern University’s Kellogg Graduate School of Management and a bachelor’s degree from the Wharton School of Business at the University of Pennsylvania. Mr. Kornfeld is also a CFA charter holder.

We believe Mr. Kornfeld is qualified to serve on our Board because of his educational background and extensive experience in investing in biotechnology companies.

Scott Brun, M.D.

Dr. Brun has served as a member of our Board since November 2022. Dr. Brun is currently President at Gold Mast Consulting, LLC, an advisory firm he founded to provide technical advice and strategic guidance related to biopharmaceutical research and development, pipeline portfolio management, commercialization of new therapeutics and strategic communications related to R&D activities. Dr. Brun is a Venture Partner at Abingworth LLP, and a Senior Medical Advisor at Launch Therapeutics. Recently, Dr. Brun was also a Senior Advisor to the business development team at Horizon Therapeutics plc (Nasdaq:HZNP) from January 2020 to January 2023. Prior to his current roles, Dr. Brun had two decades of experience in various leadership roles at AbbVie, Inc., including 15 years at the predecessor company, Abbott Laboratories. He was most recently Vice President of Scientific Affairs and Head of AbbVie Ventures, a corporate venture fund responsible for investment opportunities within AbbVie’s R&D therapeutic areas as well as technology platforms of interest from March 2016 to March 2019. Previously, Dr. Brun served as Vice President and Head of Pharmaceutical Development at AbbVie from November 2012 to March 2016. Prior to joining AbbVie, Dr. Brun spent over 15 years at Abbott Laboratories, where he held positions of increasing leadership responsibility in drug development within the R&D organization. Dr. Brun is a member of the board of directors of Cabaletta Bio, Inc. (Nasdaq: CABA) and Jasper Therapeutics (Nasdaq: JSPR), both biopharmaceutical companies. Dr. Brun is also a member of the board of directors of Axial Biotherapeutics, Inc. and Trishula Therapeutics, Inc., both private, clinical-stage biopharmaceutical companies. Dr. Brun received his B.S. in Biochemistry from the University of Illinois at Urbana-Champaign and earned his M.D. from the Johns Hopkins University School of Medicine. He completed his residency in ophthalmology at the Massachusetts Eye and Ear Infirmary, Harvard Medical School.

We believe Dr. Brun is qualified to serve on our Board due to his extensive experience advising and leading biotechnology companies.

Paul A. Wagner, Ph.D.

Dr. Wagner founded Forte Subsidiary, Inc. (formerly Forte Biosciences, Inc.), and served as President, Chief Executive Officer and chairman of the board of directors of Forte Subsidiary from inception until the closing of the merger with the Company in June 2020, at which time he became the Chief Executive Officer and Chairman of the Board. In March 2024, Dr. Wagner was also appointed as our President. In 2017, Dr. Wagner was the Head of Corporate Strategy and Development at CANBridge Life Sciences. From 2014 to 2017, Dr. Wagner was the Chief Financial Officer of Pfenex Inc., a biotechnology company. From 2006 to 2014, Dr. Wagner held the positions of Director and Portfolio Manager/Sr. Equity Analyst with Allianz Global Investors, an investment manager where he was responsible for biotechnology and pharmaceutical investments. Prior to that, Dr. Wagner was the Head of Development Licensing at PDL BioPharma, a biopharmaceutical company from 2005 until 2006. Prior to PDL BioPharma, Dr. Wagner held the position of Vice President at Lehman Brothers, a financial services firm, starting in 1999 until 2005. Dr. Wagner received a B.S. from the University of Wisconsin and a Ph.D. in Chemistry from the California Institute of Technology. Dr. Wagner is also a CFA charter holder.

We believe Dr. Wagner is qualified to serve on our Board because of the perspective and experience he brings as our Chief Executive Officer, his experience in leadership positions in the biotechnology industry, his educational background and his strong scientific knowledge.

Barbara K. Finck, M.D.

Dr. Finck has been a member of the Board since March 2022 and as our acting Senior Medical Clinician since March 2024. Dr. Finck has served as a clinical advisor to Coherus Biosciences since August 2022. Dr. Finck previously served as Chief Medical Officer, Inc. of Coherus Biosciences from August 2019 to August 2022 and prior to that served as Coherus’ Chief Clinical Advisor form January2019 to August 2019 and Chief Medical Officer from July 2012 to December 2018. Dr. Finck previously served as Senior Vice President and Chief Medical Officer of NKT Therapeutics Inc., a biopharmaceutical company, from September 2010 to July 2012. Prior to that, from June 2007 to June 2010, Dr. Finck served as Senior Vice President of Research and Development and Chief Medical Officer at Osprey Pharmaceuticals U.S.A., Inc., a biopharmaceutical company. Prior to that, Dr. Finck served as an executive for various biopharmaceutical companies. Dr. Finck serves as director of Comera Life Sciences, a biopharmaceutical company. Dr. Finck has a B.S. in Physiological Psychology from the University of California, Santa Barbara and received her M.D. and post-doctorate training in internal medicine and rheumatology from the University of California, San Francisco School of Medicine. Dr. Finck is board certified in internal medicine.

We believe Dr. Finck is qualified to serve on our Board because of her experience as our Senior Medical Clinician, her extensive experience in the life sciences industry and medical expertise.

Stephen K. Doberstein, Ph.D.

Dr. Doberstein has served as a member of our Board since May 2022. Dr. Doberstein has been a principal of Kahiliholo Consulting, LLC, a biotechnology consulting company, since February 2020. Dr. Doberstein previously served as Senior Vice President and Chief Scientific Fellow of Nektar Therapeutics, Inc., a biopharmaceutical company, from October 2019 to March 2020. Prior to that, Dr. Doberstein served as Senior Vice President, R&D and Chief Research and Development Officer at Nektar from November 2017 to October 2019 and as Senior Vice President, Research and Chief Scientific Officer from January 2010 to November 2017. Prior to that, Dr. Doberstein served as the vice president of research for various biopharmaceutical companies. Dr. Doberstein was a member of the board of directors of Dicerna Pharmaceuticals, Inc. from February 2020 until January 2022, and is an advisory board member for a number of companies and non-profits. Dr. Doberstein has a B.S. in Chemical Engineering from the University of Delaware and received his Ph.D. in biochemistry and cell and molecular biology from Johns Hopkins University School of Medicine.

We believe Dr. Doberstein is qualified to serve on our Board due to his experience in the life sciences industry.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Director Independence

Our Common Stock is listed on Nasdaq. As a company listed on Nasdaq, we are required under Nasdaq listing rules to maintain a board comprised of a majority of independent directors as determined affirmatively by our Board. Under Nasdaq listing rules, a director will only qualify as an independent director if, in the opinion of that listed company’s board of directors, the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, the Nasdaq listing rules require that, subject to specified exceptions, each member of our audit, compensation and nominating and corporate governance committees be independent.

Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Exchange Act and Nasdaq listing rules applicable to audit committee members. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and Nasdaq listing rules applicable to compensation committee members.

Our Board has undertaken a review of the independence of each of our directors. Based on information provided by each director concerning his or her background, employment and affiliations, our Board has determined that Mr. Vincent, Mr. Kapoor, Mr. Kornfeld, Dr. Brun, Mr. Gryska, and Dr. Doberstein, representing six (6) of our eight (8) directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under the listing standards of Nasdaq. Paul A. Wagner, Ph.D. is not considered an independent director because of his position as our president and chief executive officer. Barbara Finck, M.D. is not considered an independent director because of the consulting fees provided her as our acting Senior Medical Clinician.

In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances that our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Related Person Transactions.”

Board Leadership Structure and Role of Lead Independent Director

Dr. Wagner currently serves as both the chairman of our Board and as our president and chief executive officer. Our Board has not appointed a lead independent director at this time but will continue to monitor and evaluate the appropriateness of our Board leadership structure.

As a result of the Board’s committee system and the existence of a majority of independent directors, the Board maintains effective oversight of our business operations, including independent oversight of our financial statements, executive compensation, selection of director candidates and corporate governance programs. We believe that the leadership structure of our Board, including the independent committees of our Board, is appropriate and enhances our Board’s ability to effectively carry out its roles and responsibilities on behalf of our stockholders, while Dr. Wagner’s combined role enables strong leadership, creates clear accountability and enhances our ability to communicate our message and strategy clearly and consistently to stockholders.

Role of Board in Risk Oversight Process

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the Company faces, while our Board, as a whole and assisted by its committees, has responsibility for the oversight of risk management. Our Board reviews strategic and operational risk in the context of discussions, question and answer sessions, and reports from the management team at each regular Board meeting, receives reports on all significant committee activities at each regular Board meeting, and evaluates the risks inherent in significant transactions.

In addition, our Board has tasked designated standing committees with oversight of certain categories of risk management. Our audit committee assists our Board in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and also, among other things, discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our compensation committee assesses risks relating to our executive compensation plans and arrangements, and whether our compensation policies and programs have the potential to encourage excessive risk taking. Our nominating and corporate governance committee assesses risks relating to our corporate governance practices, the independence of the Board and potential conflicts of interest.

Our Board believes its current leadership structure supports the risk oversight function of the Board.

Board Committees

Our Board has established the following standing committees of the Board: audit committee; compensation committee; and nominating and corporate governance committee. The composition and responsibilities of each of the committees of our Board is described below.

Audit Committee

The current members of our audit committee are Mr. Vincent, Mr. Kornfeld, and Mr. Gryska. Mr. Vincent is the chairperson of our audit committee. Prior to the appointment of Mr. Vincent in September 2024 in connection with Donald A. Williams’s resignation from the Board, Mr. Williams served as the chair of the audit committee. Our Board has determined that each member of our audit committee meets the requirements for independence of audit committee members under the rules and regulations of the SEC and the listing standards of Nasdaq, and also meets the financial literacy requirements of the listing standards of Nasdaq. Our Board has determined that each of Mr. Vincent, Mr. Kornfeld, and Mr. Gryska is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K. Our audit committee is responsible for, among other things:

•	selecting, retaining, compensating, evaluating, overseeing and, where appropriate, terminating our independent registered public accounting firm;

•	reviewing and approving the scope and plans for the audits and the audit fees and approving all non-audit services to be performed by the independent auditor;

•	evaluating the independence and qualifications of our independent registered public accounting firm;

•	reviewing our financial statements, and discussing with management and our independent registered public accounting firm the results of the annual audit and the quarterly reviews;

•	reviewing and discussing with management and our independent registered public accounting firm the quality and adequacy of our internal controls and our disclosure controls and procedures;

•	discussing with management our procedures regarding the presentation of our financial information, and reviewing earnings press releases and guidance;

•	overseeing the design, implementation and performance of our internal audit function, if any;

•	setting hiring policies with regard to the hiring of employees and former employees of our independent auditor and overseeing compliance with such policies;

•	reviewing, approving and monitoring related party transactions;

•

adopting and overseeing procedures to address complaints regarding accounting, internal accounting controls and auditing matters, including confidential, anonymous submissions by our employees of concerns regarding questionable accounting or auditing matters;

•	reviewing and discussing with management and our independent auditor the adequacy and effectiveness of our legal, regulatory and ethical compliance programs; and

•	reviewing and discussing with management and our independent auditor our guidelines and policies to identify, monitor and address enterprise risks.

Our audit committee operates under a written charter that satisfies the applicable listing standards of Nasdaq. A copy of the charter of our audit committee is available on our website at www.fortebiorx.com/investor-relations/corporate-governance/governance-documents. Our audit committee held five meetings in 2024.

Compensation Committee

The current members of our compensation committee are Mr. Kornfeld, Dr. Doberstein and Dr. Brun. Mr. Kornfeld is the chairperson of our compensation committee. Prior to Lawrence Eichenfield’s resignation from the Board in September 2024, Dr. Eichenfield served as a member of the compensation committee. Our Board has determined that each member of our compensation committee meets the requirements for independence for compensation committee members under the rules and regulations of the SEC and the listing standards of Nasdaq. Each member of the compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. Our compensation committee is responsible for, among other things:

•	reviewing, modifying, approving or making recommendations to our Board regarding the overall compensation strategy and policies;

•	making recommendations to our Board regarding the compensation and other terms of employment of the Company’s chief executive officer;

•	reviewing, approving and administering our employee benefit and equity incentive plans;

•	establishing and reviewing the compensation plans and programs of our employees, and ensuring that they are consistent with our general compensation strategy;

•	monitoring compliance with any stock ownership guidelines;

•	reviewing the independence of any proposed compensation consultant, legal counsel or other advisor; and

•	making recommendations to our Board regarding non-employee director compensation.

Our compensation committee operates under a written charter that satisfies the applicable listing standards of Nasdaq. A copy of the charter of our compensation committee is available on our website at www.fortebiorx.com/investor-relations/corporate-governance/governance-documents. Our compensation committee held two meetings during 2024.

Nominating and Corporate Governance Committee

The current members of our nominating and corporate governance committee are Mr. Kornfeld, Dr. Brun and Mr. Kapoor. Mr. Kornfeld is the chairperson of our nominating and corporate governance committee. Prior to the appointment of Dr. Brun in March 2024 in connection with Dr. Finck’s appointment as our acting Senior Medical Clinician, Dr. Finck served as a member of the nominating and corporate governance committee. Prior to the appointment of Mr. Kapoor in September 2024 in connection with Donald A. Williams’s resignation from the Board, Mr. Williams served as a member of the nominating and corporate governance committee. Our Board has determined that each member of our nominating and corporate governance committee meets the requirements for independence for compensation committee members under the listing standards of Nasdaq. Our nominating and corporate governance committee is responsible for, among other things:

•	reviewing and assessing and making recommendations to our Board regarding desired qualifications, expertise and characteristics sought of board members;

•	identifying, evaluating, selecting or making recommendations to our Board regarding nominees for election to our Board;

•	developing policies and procedures for considering stockholder nominees for election to our Board;

•	reviewing our succession planning process for our chief executive officer and any other members of our executive management team;

•	reviewing and making recommendations to our Board regarding the composition, organization and governance of our Board and its committees;

•	reviewing and making recommendations to our Board regarding our corporate governance framework;

•	overseeing director orientation for new directors and continuing education for our directors; and

•	overseeing the evaluation of the performance of our Board and its committees.

Our nominating and corporate governance committee operates under a written charter that satisfies the applicable listing standards of Nasdaq. A copy of the charter of our nominating and corporate governance committee is available on our website at www.fortebiorx.com/investor-relations/corporate-governance/governance-documents. Our nominating and corporate governance committee did not meet during 2024.

Attendance at Board and Stockholder Meetings

Our Board held six meetings (including regularly scheduled and special meetings) in 2024, and each of our directors attended at least 75% of the aggregate of (1) the total number of meetings of the Board held during the period for which he or she has been a director and (2) the total number of meetings held by all committees on which he or she served during the periods that he or she served.

Although we do not have a formal policy regarding attendance by members of our Board at the annual meetings of stockholders, we encourage, but do not require, directors to attend.

Compensation Committee Interlocks and Insider Participation

During 2024, the members of our compensation committee were Mr. Kornfeld, Dr. Doberstein, Dr. Brun, and Dr. Eichenfield (until September 17, 2024). None of the members of our compensation committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board or compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board) of any entity that has one or more executive officers serving on our Board or compensation committee.

Considerations in Evaluating Director Nominees

Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating potential director nominees. In its evaluation of director candidates, including the current directors eligible for re-election, our nominating and corporate governance committee will consider the current size and composition of our Board and the needs of our Board and the respective committees of our Board and other director qualifications. While our Board has not established minimum qualifications for Board members, some of the factors that our nominating and corporate governance committee considers in assessing director nominee qualifications include, without limitation, issues of character, professional ethics and integrity, judgment, business experience and diversity, and with respect to diversity, such factors as race, ethnicity, gender, differences in professional background, age and geography, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on our Board. Although our Board does not maintain a specific policy with respect to board diversity, our Board believes that the Board should be a diverse body, and the nominating and corporate governance committee considers a broad range of perspectives, backgrounds and experiences.

If our nominating and corporate governance committee determines that an additional or replacement director is required, then the committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, Board or management.

After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full Board the director nominees for selection. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors and our Board has the final authority in determining the selection of director candidates for nomination to our Board.

Stockholder Recommendations and Nominations to our Board

Our nominating and corporate governance committee will consider recommendations and nominations for candidates to our Board from stockholders in the same manner as candidates recommended to the committee from other sources, so long as such recommendations and nominations comply with our amended and restated certificate of incorporation and amended and restated bylaws, all applicable company policies and all applicable laws, rules and regulations, including those promulgated by the SEC. Our nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our bylaws and the director nominee criteria described above.

A stockholder that wants to recommend a candidate to our Board should direct the recommendation in writing by letter to our corporate secretary at Forte Biosciences, Inc., 3060 Pegasus Park Drive, Building 6, Dallas, Texas 75247, Attention: Corporate Secretary. Such recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and us and evidence of the recommending stockholder’s ownership of our capital stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.

All proposals of stockholders that are intended to be presented by such stockholder at an annual meeting of stockholders must be in writing and notice must be delivered to the Corporate Secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary of the preceding year’s annual meeting, except that if the date of the annual meeting is more than 30 days before or more than 30 days after such anniversary date, for the stockholder notice to be timely, it must be delivered to the Corporate Secretary at our principal executive offices not earlier than the close of business on the 120th day prior to the currently proposed annual meeting and not later than the close of business on the later of (1) the 90th day prior to such annual meeting or (2) the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by us. Any nomination must comply with the requirements set forth in our amended and restated bylaws and the rules and regulations of the SEC, including the requirements of Rule 14a-18 and Rule 14a-19 under the Exchange Act, and should be sent in writing to our corporate secretary at the address above.

Communications with the Board

Interested parties wishing to communicate directly with our non-management directors, may do so by writing and sending the correspondence to our Chief Financial Officer by mail to our principal executive offices at Forte Biosciences, Inc., 3060 Pegasus Park Drive, Building 6, Dallas, Texas 75247. Our Chief Financial Officer, in consultation with appropriate directors as necessary, will review all incoming communications and screen for communications that (1) are solicitations for products and services, (2) relate to matters of a personal nature not relevant for our stockholders to act on or for our Board to consider and (3) matters that are of a type that are improper or irrelevant to the functioning of our Board or our business, for example, mass mailings, job inquiries and business solicitations. If appropriate, our Chief Financial Officer will route such communications to the appropriate director(s) or, if none is specified, then to the chairperson of the Board or the chairperson of the audit committee. These policies and procedures do not apply to communications to non-management directors from our officers or directors who are stockholders or stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.

Insider Trading Policy
We have adopted an insider trading policy that governs the purchase, sale, and other dispositions of the Company’s securities by directors, officers, employees, and other covered persons that the Company believes is reasonably designed to promote compliance with insider trading laws, rules and regulations, and Nasdaq listing requirements. A copy of the Company’s insider trading policy is filed as Exhibit 19.1 to the Company’s Annual Report on Form 10- K for the fiscal year ended December 31, 2024. In addition, with regard to the Company’s trading in its own securities, it is the Company’s policy to comply with the federal securities laws and the Nasdaq listing requirements.
Policy Prohibiting Hedging or Pledging of Securities
Under our insider trading policy, our employees, including our executive officers, and the members of our Board are prohibited from, directly or indirectly, among other things, (1) engaging in short sales, (2) trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options, restricted stock units and other compensatory awards issued to such individuals by us), (3) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity securities granted to them by us as part of their compensation or held, directly or indirectly, by them, (4) pledging any of our securities as collateral for any loans and (5) holding our securities in a margin account.
Code of Business Conduct and Ethics
Our Board has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our chief executive officer, chief financial officer and other executive and senior financial officers. The full text of our code of business conduct and ethics is available on our website at www.fortebiorx.com/investor-relations/corporate-governance/governance-documents. We will post amendments to our code of business conduct and ethics or any waivers of our code of business conduct and ethics for directors and executive officers on the same website.
Director Compensation
Under our amended and restated
non-employee
director compensation policy, directors who are not serving as an employee of or consultant to the Company (each, a “Eligible Director”, and together, “Eligible Directors”) will receive compensation in the form of cash and equity, as described below. We also reimburse our non-employee
directors for expenses incurred in connection with attending Board and committee meetings as well as continuing director education. Our compensation committee has primary responsibility for reviewing and approving the compensation paid to Eligible Directors. Our compensation committee reviews at least annually the type and form of compensation paid to Eligible Directors.

Cash Compensation

Under our amended and restated non-employee director compensation policy in 2024, each Eligible Director was paid an annual cash retainer of $42,500. In March 2025, our Board, upon the recommendation of our compensation committee, approved an amended and restated non-employee director compensation policy. The annual cash retainer for service on the Board did not change under the amended and restated policy. In addition, under the amended and restated non-employee director compensation policy approved in March 2025, each Eligible Director is entitled to receive the following cash compensation for his or her services under the policy:

•	$30,000 per year for service as chair of the Board;

•	$20,000 per year for service as lead independent director;

•	$20,000 per year for service as chair of the audit committee (was $16,000 per year for 2024);

•	$10,000 per year for service as a member of the audit committee (was $8,000 per year for 2024);

•	$14,000 per year for service as chair of the compensation committee (was $12,000 per year for 2024);

•	$7,250 per year for service as a member of the compensation committee (was $6,000 per year for 2024);

•	$10,000 per year for service as chair of the nominating and corporate governance committee; and

•	$5,000 per year for service as a member of the nominating and corporate governance committee.

All cash payments to Eligible Directors are paid quarterly in arrears on a prorated basis. The above-listed fees for service as chair and members of committees are payable in addition to the Eligible Director retainer.

Equity Compensation

Initial Options. Each person who first becomes an Eligible Director after the effective date of the amended and restated non-employee director compensation policy will receive, on the first trading day on or after the date that the person first becomes an Eligible Director, an initial award (or, the “Initial Award”) of stock options to purchase 31,000 shares of our Common Stock (was 2,000 shares for Initial Awards in 2024). The Initial Award will be scheduled to vest in equal installments as to 1/36th of the shares of our Common Stock subject to the Initial Award on a monthly basis following the Initial Award’s grant date, on the same day of the month as the grant date, subject to continued services to us through the applicable vesting dates. If the person was a member of our Board and also an employee or consultant, then becoming a non-employee director due to termination of employment or consulting arrangement will not entitle the person to an Initial Award.

Existing Director Options. Each person who was an Eligible Director on the effective date of the amended and restated non-employee director compensation policy received an award (or, the “Existing Director Award”) of stock options to purchase 31,000 shares of our Common Stock. The Existing Director Awards are scheduled to vest in equal installments as to 1/36th of the shares of our Common Stock subject to each Existing Director Award on a monthly basis following the Existing Director Award’s grant date, on the same day of the month as the grant date, subject to continued services to us through the applicable vesting dates.

Annual Options. Each continuing Eligible Director automatically will receive, on the date of each annual meeting of our stockholders held after January 1, 2026, an annual award (or, the “Annual Award)” of stock options to purchase 31,000 shares of our Common Stock (was 2,000 shares for Annual Awards in 2024). Each Annual Award will be scheduled to vest as to 1/12th shares subject to the Annual Award on a monthly basis following the Annual Award’s grant date on the same day of the month as such grant date (or the last day of the month, if there is no corresponding day in such month), or if earlier, the day immediately before the date of the next annual meeting that occurs after the Annual Award’s grant date, subject to continued services to us through the applicable vesting date.

Change in Control. In the event of a change in control, as defined in our 2021 Equity Incentive Plan, each Eligible Director’s then outstanding company equity awards covering shares of our Common Stock will accelerate vesting in full, provided that he or she continues to provide services to the Company through the date of our change in control.

Other Award Terms. Each Initial Award and Annual Award is granted under our 2021 Equity Incentive Plan (or its successor plan, as applicable) and form of award agreement under such plan. These awards have a maximum term to expiration of 10 years from their grant and a per share exercise price equal to 100% of the fair market value of a share of our Common Stock on the award’s grant date.

Consulting Agreement with Barbara W. Finck, M.D.

On March 14, 2024, the Board approved a consulting agreement with Dr. Finck pursuant to which Dr. Finck shall serve as the acting Senior Medical Clinician to the Company. Dr. Finck will be paid $50,000 per month for the duration of the consulting agreement and will not receive the compensation provided for non-employee directors under the Non-Employee Director Compensation Policy described above during the consulting period. The consulting agreement also provides for a stock option to purchase 7,000 shares of our Common Stock, which was granted to Dr. Finck on March 21, 2024.

Director Compensation for Fiscal 2024

The following table sets forth information regarding the total compensation awarded to, earned by or paid to our non-employee directors for their service on our Board, for the fiscal year ended December 31, 2024. Directors who are also our employees or consultants receive no additional compensation for their service as directors. During 2024, Dr. Wagner was an employee and executive officer of the company and therefore, did not receive compensation as a director. As described above, Dr. Finck became a consultant of the Company in March 2024 and therefore, did not receive compensation as a director after she became a consultant.

Name	Fees Paid or Earned in Cash ($)		Option Awards(1) ($)	All Other Compensation ($)		Total ($)
Steven Kornfeld	82,999		13,310	—		96,309
Scott Brun, M.D.	51,996		13,310	—		65,306
Lawrence Eichenfield, M.D.	34,029	(2)	13,310	48,500	(3)	95,839
Stephen K. Doberstein, Ph.D.	47,999		13,310	—		61,309
Barbara K. Finck, M.D.	9,025		102,393	479,032	(4)	590,450
David Gryska	49,999		13,310	—		63,309
Donald A. Williams	50,404	(5)	13,310	50,000	(6)	113,714
Richard Vincent	19,155		11,815	—		30,970
Shiv Kapoor	13,682		11,815	—		25,497

(1)

This column reflects the aggregate grant date fair value of option awards granted to the director in the applicable fiscal year, computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 718, Compensation-Stock Compensation (Topic 718). See Note 8 to our financial statements for the year ended December 31, 2024 included in this Annual Report for a discussion of the assumptions made by us in determining the grant date fair value of our equity award.

(2)

Dr. Eichenfield resigned from the Board effective September 17, 2024. This represents a pro-rated amount for the period of time Dr. Eichenfield was a member of the Board in the fiscal year ended December 31, 2024.

(3)	This amount represents fees paid to Dr. Eichenfield for consulting services provided following his resignation from our Board.
(4)	This amount represents fees paid to Dr. Finck for consulting services provided.

(5)

Mr. Williams resigned from the Board effective September 17, 2024. This represents a pro-rated amount for the period of time Mr. Williams was a member of the Board in the fiscal year ended December 31, 2024.

(6)	This amount represents fees paid to Mr. Williams for consulting services provided following his resignation from our Board.

The following table lists all outstanding equity awards held by non-employee directors as of December 31, 2024:

Name	Number of Shares Underlying Outstanding Options
Steven Kornfeld	7,000
Scott Brun, M.D.	5,000
Barbara K. Finck, M.D.	11,166
Stephen K. Doberstein, Ph.D.	6,000
David Gryska	5,000
Richard Vincent	2,000
Shiv Kapoor	2,000

PROPOSAL NO. 1

ELECTION OF CLASS II DIRECTORS

Our Board currently consists of eight (8) members and is divided into three classes with staggered three-year terms. At the Annual Meeting, three (3) Class II directors will be elected for a three-year term to succeed the same class whose term is then expiring. The elected director’s term continues until the expiration of the term for which such director was elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.

Nominees

Our nominating and corporate governance committee has recommended, and our Board has approved, Richard Vincent, Shiv Kapoor, and David Gryska as nominees for election as Class II directors at the Annual Meeting. If elected, Mr. Vincent, Mr. Kapoor, and Mr. Gryska will serve as a Class II directors until the 2028 annual meeting of stockholders and until his or her respective successor is elected and qualified or until his or her earlier death, resignation or removal. For more information concerning our director nominees, please see the section titled “Board of Directors and Corporate Governance.”

If you are a stockholder of record and you sign your proxy card or vote over the Internet or by telephone but do not give instructions with respect to the voting of directors, your shares will be voted FOR the election of Mr. Vincent, Mr. Kapoor, and Mr. Gryska. Mr. Vincent, Mr. Kapoor, and Mr. Gryska have agreed to serve as directors if elected, and management has no reason to believe that they will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for any nominee designated by the present Board to fill the vacancy. If you are a beneficial owner of shares of our Common Stock and you do not give voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee will leave your shares unvoted on this matter.

Vote Required

Each director is elected by a plurality of the voting power of the shares present in person (including virtually) or represented by proxy at the meeting and entitled to vote on the election of directors. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of a WITHHOLD vote or a broker non-vote, will have no effect on the outcome of the election.

Board Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTORS NOMINATED BY OUR BOARD AND NAMED IN THIS PROXY STATEMENT AS CLASS II DIRECTORS TO SERVE FOR A THREE-YEAR TERM.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed KPMG LLP as our independent registered public accounting firm to audit our financial statements for our fiscal year ending December 31, 2025. KPMG LLP has served as our independent registered public accounting firm since 2023.

At the Annual Meeting, we are asking our stockholders to ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025. Our audit committee is submitting the appointment of KPMG LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of KPMG LLP, and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of our Company and our stockholders. If our stockholders do not ratify the appointment of KPMG LLP, then our audit committee may reconsider the appointment. One or more representatives of KPMG LLP are expected to be present at the Annual Meeting, and they will have an opportunity to make a statement and are expected to be available to respond to appropriate questions from our stockholders.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to us by KPMG LLP for our fiscal year ended December 31, 2024. Our Audit Committee appointed KPMG as our new independent registered public accounting firm for the fiscal year ending December 31, 2023, effective as of December 4, 2023.

	2024	2023
Audit Fees(1)	$695,033	$502,202
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	$1,780	$5,340

Total Fees	$696,813	$507,542

(1)

“Audit fees” consist of fees billed for professional services rendered in connection with the audit of our financial statements, reviews of our quarterly financial statements and related accounting consultations and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)	“Audit-related fees” consist of fees for other audit-related professional services.
(3)	“Tax fees” consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning.
(4)	“All other fees” include any fees billed that are not audit, audit-related or tax fees.

Auditor Independence

In 2024 and 2023, there were no other professional services provided by KPMG LLP or our prior independent registered public accounting firm, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of KPMG LLP or our prior independent registered public accounting firm.

Vote Required

The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025, requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the same effect as a vote AGAINST this proposal.

Board Recommendation

OUR BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2025.

REPORT OF THE AUDIT COMMITTEE

The audit committee is a committee of the Board comprised solely of independent directors as required by Nasdaq listing rules and the rules and regulations of the SEC. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The audit committee operates under a written charter approved by the Board, which is available on our website at www.fortebiorx.com/investor-relations/corporate-governance/governance-documents. The audit committee reviews and assesses the adequacy of its charter and the audit committee’s performance on an annual basis.

With respect to Forte’s financial reporting process, Forte’s management is responsible for (1) establishing and maintaining internal controls and (ii) preparing Forte’s financial statements. Forte’s independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of Forte’s financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare Forte’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:

•	reviewed and discussed the audited financial statements with management and KPMG LLP;

•	discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and the SEC; and

•

received the written disclosures and the letter from KPMG LLP required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with KPMG LLP its independence.

Based on the review and discussions noted above, the audit committee recommended to the Board that the audited financial statements be included in Forte’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.

Respectfully submitted by the members of the audit committee of the Board:

Richard Vincent (Chair)

Steven Kornfeld

David Gryska

This audit committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by Forte under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, except to the extent Forte specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

EXECUTIVE OFFICERS

The following table sets forth certain information about our executive officers as of April 30, 2025. Officers are elected by the Board to hold office until their successors are elected and qualified.

Name	Age	Position(s)
Paul A. Wagner, Ph.D.	54	Chairman, President, and Chief Executive Officer
Antony A. Riley	58	Chief Financial Officer

Paul A. Wagner, Ph.D., Chairman, President, and Chief Executive Officer

For the biography of Dr. Wagner, please see “Board of Directors and Corporate Governance—Continuing Directors.”

Antony A. Riley, Chief Financial Officer

Mr. Riley served as Forte Subsidiary, Inc.’s (formerly Forte Biosciences, Inc.) Chief Financial Officer from March 2020 until the closing of the merger with the Company in June 2020, at which time he became the Chief Financial Officer. Prior to joining Forte, Mr. Riley was at Krystal Biotech, Inc., a biotechnology company, from September 2017 to February 2020 where he was the Chief Financial Officer. Previously, Mr. Riley was a founding partner since 2002 of the CFO Network LLC, a consulting firm, and prior to that he was the Acting Chief Financial Officer at Avanex Corporation and Corporate Controller at Kosan Biosciences. He also served in numerous capacities at Troy Chemical Corporation from 1997 to 2000. He received a B.Sc. (Honors) from the University of Bristol (England) and an M.B.A. (Honors) from the University of Chicago, Booth School of Business. Mr. Riley is a CPA (Inactive) in the state of California.

EXECUTIVE COMPENSATION

Processes and Procedures for Compensation Decisions

Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to our Board on its discussions, decisions and other actions. Typically, our Chief Executive Officer makes recommendations to our compensation committee, often attends committee meetings and is involved in the determination of compensation for the respective executive officers who report to him, except that the Chief Executive Officer does not make recommendations as to his own compensation. Our Chief Executive Officer makes recommendations to our compensation committee regarding short- and long-term compensation for all executive officers (other than himself) based on our results, an individual executive officer’s contribution toward these results and performance toward individual goal achievement. Our compensation committee then reviews the recommendations and other data. Our compensation committee makes decisions as to total compensation for each executive officer other than the Chief Executive Officer, although it may instead, in its discretion, make recommendations to our Board regarding executive compensation for its approval. The compensation committee makes recommendations to our Board regarding our Chief Executive Officer’s compensation.

Our compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies. In 2023, our compensation committee retained Vareo Advisors, an independent compensation consultant, to provide it with information, recommendations and other advice relating to executive compensation. In 2024, our compensation committee retained Frederic W. Cook & Co., an independent compensation consultant, to provide it with information, recommendations and other advice relating to executive compensation on an ongoing basis. Our compensation committee engaged the above mentioned independent consultant to assist in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers is competitive and fair.

Our named executive officers, consisting of our principal executive officer and the two most highly compensated executive officers (other than our principal executive officer), for 2024 were:

•	Paul A. Wagner, Ph.D., our Chairman, President and Chief Executive Officer;

•	Antony A. Riley, our Chief Financial Officer; and

•	Hubert C. Chen, our Former President and Chief Scientific Officer.

Summary Compensation Table

The following table sets forth information regarding the compensation reportable for our named executive officers for fiscal 2024 and prior years where applicable, as determined under SEC rules.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Paul A. Wagner, Ph.D.	2024	644,280	—	643,610	—	386,568	—	1,674,458
Chairman, President and Chief Executive Officer	2023	619,500	—	489,950	—	340,725	—	1,450,175
Antony Riley	2024	434,730	—	204,785	—	217,360	—	856,875
Chief Financial Officer	2023	418,000	—	154,500	—	150,480	—	722,980
Hubert C. Chen, M.D.(3)	2024	50,337	—	—	—	180,000	—	230,337
Former President and Chief Scientific Officer	2023	450,000	—	123,600	—	—	—	573,600

(1)

These columns reflect the aggregate grant date fair value of stock and option awards granted to the officer in the applicable fiscal year, computed in accordance with FASB ASC Topic 718. See Note 8 to our financial statements for the year ended December 31, 2024 included in our Annual Report on Form 10-K for the year ended December 31, 2024.

(2)	These amounts represent cash bonuses earned based upon the achievement of company goals and objectives for the applicable year, each of which were paid in the subsequent fiscal year.
(3)	The salary for Dr. Chen for 2024 is pro-rated based on a base salary of $450,000. Dr. Chen served as President and Chief Scientific Officer until March 2024.

Non-Equity Incentive Plan Compensation

In 2023 and 2024, we adopted bonus target goals and objectives for our executive employees that provides for cash incentives for performance in 2023 and 2024, respectively. The 2023 and 2024 bonus opportunities for our executives were based on the assessment of our Board of the achievement of such goals and objectives that were established by our Board. The company goals and objectives for 2023 and 2024 consisted primarily of financing, clinical, pre-clinical and corporate development goals. Based on our performance against the approved company goals and objectives and other operational milestones during the year, our Board determined to provide bonuses to our executive officers at a percentage of the target level for each eligible executive officer.

The amounts in the Summary Compensation Table under the column “Non-equity incentive plan compensation” are based on the named executive officer’s target bonus amount multiplied by the achievement percentage set by our Board, consistent with the determinations under the 2023 and 2024 bonus target goals and objectives.

Employment Arrangements

Each of our current executive officers has executed our standard form of confidential information, invention assignment and arbitration agreement.

Forte has entered into offer letters with each of its named executive officers (the “Offer Letters”). The Offer Letters supersede all other or prior agreements with respect to Forte’s named executive officers’ employment terms. Employment under the Offer Letters is at will and may be terminated at any time by Forte or by the applicable named executive officer. As of March 20, 2025, and effective as of January 1, 2025, each named executive officer is entitled to: (i) an annual base salary, currently $670,051 in the case of Dr. Wagner and $452,109 in the case of Mr. Riley, and (ii) a discretionary annual bonus, 55% of his annual base salary in the case of Dr. Wagner and 40% of his annual base salary in the case of Mr. Riley based on achievement of performance objectives to be determined by the Board.

Forte has entered into severance agreements with each of its named executive officers (the “Severance Agreements”). The Severance Agreements supersede any prior agreement or arrangement that each executive may have had with the Company that provides for severance or change in control payments and benefits. The Severance Agreements provide that if, other than during the period beginning three months before a change in control through the one-year anniversary of a change in control (the “CIC Period”), the executive is terminated either (x) by the Company without cause (as defined in the applicable Severance Agreement, and excluding by reason of his or her death or disability), or (y) by the executive for good reason (as defined in the Severance Agreement), then the executive will receive the following severance payments and benefits if he or she timely executes and does not revoke a separation agreement and release of claims in the Company’s favor:

•

Continuing payments of such officer’s base salary as in effect immediately before such termination, less applicable withholdings, for a period of 12 months, or 18 months in the case of the Chief Executive Officer.

•	A lump sum cash payment equal to 100% of such officer’s target bonus opportunity, or 150% in the case of the Chief Executive Officer, as in effect immediately before such termination.

•

Company payment of the premiums required for continued coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) under the Company’s group health, dental and vision care plans for the executive officer and his or her eligible dependents for up to 12 months, or 18 months in the case of the Chief Executive Officer.

•	For the Chief Executive Officer only, 12 months accelerated vesting and exercisability of the outstanding and unvested Company equity as of the termination date.

If, during the CIC Period, the officer’s employment with the Company is terminated either (x) by the Company without cause (as defined in the applicable Severance Agreement, and excluding by reason of his or her death or disability) or (y) by the executive for good reason (as defined in the respective Severance Agreement), the executive will receive the following severance payments and benefits if he or she timely executes and does not revoke a separation agreement and release of claims in the Company’s favor:

•	A lump sum cash payment equal to 150% of such executive’s base salary as in effect immediately before such termination, or 200% in the case of the Chief Executive Officer.

•

A lump sum cash payment equal to 150% of such officer’s target bonus opportunity, or 200% in the case of the Chief Executive Officer, as in effect immediately before such termination or the applicable change in control, if greater.

•

Company payment of the premiums required for continued coverage pursuant to COBRA under the Company’s group health, dental and vision care plans for the executive officer and his or her eligible dependents for up to 18 months, or 24 months in the case of the Chief Executive Officer.

•	100% accelerated vesting and exercisability of the outstanding and unvested Company equity granted to the executive.

Each Severance Agreement provides that, if any of the amounts provided for under a Severance Agreement or otherwise payable to the executive would constitute “parachute payments” within the meaning of Internal Revenue Code Section 280G and could be subject to the related excise tax, the executive would receive (to the extent he or she is entitled to such receipt) either the full payment of benefits under the executive’s Severance Agreement or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the executive. The Severance Agreements do not provide for any tax gross-ups in connection with a change in control.

Outstanding Equity Awards at Fiscal 2024 Year-End

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2024.

	Option Awards						Stock Awards
Name	Date of Grant	Number of Securities Underlying Exercisable Options		Number of Securities Underlying Unexercisable Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Paul A. Wagner, Ph.D.	12/19/2018	—	—	16,866	21.50	12/19/2028	—	—
	4/9/2021	4,816	—	584	991.50	4/8/2031	—	—
	1/17/2022	8,748	—	3,251	43.00	1/16/2032	—	—
	3/21/2024	—	—	44,000	17.25	3/20/2034	—	—
	11/12/2021	—	—	—	—	—	3,511	79,735
	3/23/2023	—	—	—	—	—	11,250	255,488
Antony Riley	3/29/2020	421	—	—	31.00	3/29/2030	—	—
	6/30/2020	2,999	—	—	364.50	6/29/2030	—	—
	4/9/2021	1,558	—	142	991.50	4/8/2031	—	—
	1/17/2022	2,181	—	818	43.00	1/16/2032	—	—
	3/21/2024	—	—	14,000	17.25	3/20/2034	—	—
	11/12/2021	—	—	—	—	—	2,976	67,585
	2/25/2023	—	—	—	—	—	3,375	76,646

Recent Option Grants

In March 2025, the Board, upon recommendation from the Compensation Committee, granted an option award of 920,000 shares of Forte common stock to Dr. Wagner and an option award of 323,000 shares Forte common stock to Mr. Riley. Each option grant was granted under the 2021 Equity Incentive Plan and the form of option agreement thereunder. Subject to the applicable individual continuing to be a service provider to Forte through the applicable vesting dates, 1/36th of the shares subject to each option shall vest each month such that all shares shall be fully vested on the three year anniversary of January 1, 2025.

Perquisites and Health and Welfare Benefits

Forte’s named executive officers, during their employment with us, are eligible to participate in Forte’s employee benefit plans, including Forte’s medical, dental, group term life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of Forte’s other employees.

Forte generally does not provide perquisites or personal benefits to Forte’s named executive officers, except in limited circumstances. The Board may elect to adopt qualified or nonqualified benefit plans in the future if it determines that doing so is in Forte’s best interests.

Retirement Benefits and Nonqualified Deferred Compensation

Forte does not maintain any plan that provides for the payment of retirement benefits, or benefits that will be paid primarily following retirement. Forte does not maintain nonqualified deferred compensation plans. The Board may elect to provide Forte’s officers and other employees with such benefits in the future if it determines that doing so is in Forte’s best interests.

Equity Benefit Plans

The following table provides information as of December 31, 2024 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options and RSUs	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders
2021 Equity Incentive Plan(1)	198,896	$42.60	129,508
2018 Equity Incentive Plan(2)	18,925	$21.96	—
2017 Equity Incentive Plan(3)	13,417	$752.98	—
2017 Employee Stock Purchase Plan(4)	—	$—	31,483
Equity compensation plans not approved by security holders
2020 Inducement Equity Incentive Plan(5)	9,800	$430.71	70,200

TOTAL	241,038		231,191

(1)

Our Board adopted, and our stockholders approved the 2021 Equity Incentive Plan (the “2021 Plan”). The 2021 Plan was most recently amended and restated in August 2024 to increase the number of shares reserved for issuance under the 2021 Plan by 140,000 shares, as approved by our stockholders at our 2024 annual meeting.

(2)	We assumed the Forte Subsidiary, Inc. 2018 Equity Incentive Plan (the “2018 Plan”), at the time of the merger with Forte Subsidiary, Inc. No additional awards will be made under the 2018 Plan.
(3)

Our Board and stockholders approved and adopted the 2017 Equity Incentive Plan in March 2017 (the “2017 Plan”). The 2017 Plan became effective on April 13, 2017 in connection with the Company’s initial public offering. The 2021 Plan is a successor to the 2017 Plan. No further grants will be made under the 2017 Plan.

(4)

Our Board and stockholders adopted the Employee Stock Purchase Plan (“ESPP”) in March 2017 and the ESPP became effective on April 13, 2017, in connection with the Company’s initial public offering. The ESPP provides for an annual, automatic increase to the number of shares of Common Stock authorized for issuance thereunder, effective as of the first day of each fiscal year, by an amount equal to the least of (a) 1% of the total number of shares of capital stock outstanding on December 31st of the preceding calendar year and (b) 12,000 shares of Common Stock.

(5)

On July 26, 2020, the Company adopted the 2020 Inducement Equity Incentive Plan (the “2020 Inducement Plan”) and reserved 20,000 shares for future grant under the 2020 Inducement Plan. The Inducement Plan was adopted without stockholder approval pursuant to Rule 5635(c)(4) and Rule 5635(c)(3) of the Nasdaq Listing Rules. On March 14, 2024, our Board approved an increase to the 2020 Inducement Plan of 60,000 shares, to a new total of 80,000 shares of common stock. As of December 31, 2024, there were 70,200 shares available for issuance under the 2020 Inducement Plan.

PAY VERSUS PERFORMANCE
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following information about the relationship between executive compensation for our principal executive officers (“PEOs”) and non-PEO
named executive officers (“NEOs”) as well as certain financial performance of the Company.
Pay vs. Performance Table

Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for Non-CEO NEOs	Average Compensation Actually Paid to Non-CEO NEOs	Value of Initial Fixed $100 Investment Based On:
					Total Shareholder Return	Net Loss
2024	$1,674,458	$1,861,210	$543,606	$500,008	$42.45	($35,478,000)
2023	$1,450,175	$1,360,608	$648,290	$612,371	$38.4	($31,476,000)
2022	$1,227,610	$1,030,807	$590,068	$521,156	$46.73	($13,879,000)

1	NEOs included in these columns reflect the following:

Year	PEO	Non-PEO NEOs
2024	Dr. Paul Wagner	Mr. Antony Riley and Dr. Hubert Chen
2023	Dr. Paul Wagner	Mr. Antony Riley and Dr. Hubert Chen
2022	Dr. Paul Wagner	Mr. Antony Riley and Dr. Hubert Chen

2	Amounts reflect the total compensation for our NEOs, as reported in the Summary Compensation Table.
3
The following table details the adjustment to the Summary Compensation Table to determine “compensation actually paid” for the CEO, as computed in accordance with Item 402(v). Amounts do not reflect actual compensation earned by or paid to our CEO during the applicable year.

	PEO
	2024	2023	2022
Summary Compensation Table Total for CEO	$1,674,458	$1,450,175	$1,227,610
Less: Grant Date Fair Value of Equity Awards and Change in Pension Value	$(643,610)	$(489,950)	$(313,110)
Add: Year-End Fair Value of Equity Awards Granted in the Year	$810,203	$333,816	$180,000
Add: Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	$(29,090)	$867	$(20,817)
Add: Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	$—	$84,750	$—
Add: Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	$49,249	$(19,050)	$(42,876)
Add: Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	$—	$—	$—
Add: Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	$—	$—	$—
Compensation Actually Paid for CEO	$1,861,210	$1,360,608	$1,030,807

The following table details the adjustment to the Summary Compensation Table to determine average “compensation actually paid” for NEOs (other than the CEO), as computed in accordance with Item 402(v). Amounts do not reflect actual compensation earned by or paid to our NEOs during the applicable year.

	2024	2023	2022
Average of Summary Compensation Table Total for NEOs (other than CEO)	$543,606	$648,290	$590,068
Less: Grant Date Fair Value of Equity Awards and Change in Pension Value	$(102,393)	$(139,051)	$(144,939)
Add: Year-End Fair Value of Equity Awards Granted in the Year	$128,896	$90,130	$97,500
Add: Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	$(3,152)	$(1,154)	($7,836)
Add: Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	$—	$22,883	$—
Add: Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	$6,764	$(8,727)	($13,636)
Add: Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	$(73,713)	$—	$—
Add: Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	$—	$—	$—
Average Compensation Actually Paid	$500,008	$612,371	$521,156
In accordance with Item 402(v) requirements, the fair values of unvested and outstanding equity awards were remeasured as of the end of each fiscal year, and as of each vesting date, during the years displayed in the table above. For PSUs and Performance Options, fair values reflect the probable outcome of the performance vesting conditions as of each measurement date. For a discussion of the assumptions made in the valuation at grant, see Note 8 to the Consolidated Financial Statements included in our Form
10-K.

4	The amounts in this column assume the investment of $100 on December 31, 2021 on Forte’s common shares traded on the NYSE and the reinvestment of all dividends since that date.
5	As reported in Forte’s Form 10-K filed on March 28, 2025 with the Securities and Exchange Commission.
Pay vs. Performance Table Discussion and Analysis
In accordance with Item 402(v) requirements, we are providing the following charts to describe the relationships between information presented in the Pay vs. Performance table.
Relationship Between Compensation Actually Paid (CAP) for CEO and NEOs (Average) vs. Cumulative TSR of Company
The following chart shows the relationship between Compensation Actually Paid to our PEO(s) and Average Compensation Actually Paid to our other NEOs, and Forte’s FBRX’s TSR.

Relationship Between Compensation Actually Paid for CEO and NEOs (Average) vs. Net Income
The following chart shows the relationship between Compensation Actually Paid to our PEO(s) and Average Compensation Actually Paid to our other NEOs, and Forte’s Net Loss.

Most Important Company Performance Measures for Determining Executive Compensation
The most important financial performance measures used by FBRX to link executive compensation to company performance during fiscal year 2024 were:

•	Total Shareholder Return

•	ESG Metrics

•	ROIC

Policies and Procedures Related to the Grant of Certain Equity Awards
Our general practice is to not grant equity awards in anticipation of the release of material nonpublic information or time the release of material nonpublic information for the purpose of affecting the value of executive compensation. Although we do not have a formal policy with respect to the timing of our equity award grants, the Compensation Committee has historically granted, or recommended to the Board to grant, awards on a consistent annual schedule and may make off cycle awards from time to time on an as-needed
basis.
During 2024, we did not grant stock options to our named executive officers during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form
8-K
that discloses material nonpublic information.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our Common Stock as of the close of business on April 30, 2025 by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our Common Stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated, to our knowledge, the persons or entities identified in the table have sole voting power and sole investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.

We have based our calculation of the percentage of beneficial ownership on 6,583,382 shares of our Common Stock outstanding as of the close of business on April 30, 2025. We have deemed shares of our Common Stock subject to stock options that are currently exercisable or exercisable within 60 days of April 30, 2025 or issuable pursuant to RSUs which are subject to vesting and settlement conditions expected to occur within 60 days of April 30, 2025, to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address for each person or entity listed in the table is c/o Forte Biosciences, Inc., 3060 Pegasus Park Drive, Building 6, Dallas, Texas 75247.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
Greater than 5% Stockholders:
Entities Affiliated with Alger Associates, Inc. (1)	1,133,944	17.2%
Entities Affiliated with Janus Henderson Investors US LLC (2)	1,031,731	14.9%
Entities Affiliated with BVF Partners L.P. (3)	659,639	9.9%
Entities Affiliated with Tybourne Strategic Opportunities Fund II LP (4)	661,684	9.99%
Entities Affiliated with OrbiMed (5)	657,442	9.90%
Ikarian Healthcare Master Fund, LP (6)	609,225	9.3%
Nemean Asset Management, LLC (7)	432,276	6.6%
Named Executive Officers and Directors:
Paul A. Wagner, Ph.D. (8)	246,866	3.7%
Antony Riley (9)	90,593	1.4%
Hubert C. Chen, M.D. (10)	3,762	*
Steven Kornfeld (11)	13,209	*
David Gryska (12)	12,800	*
Shiv Kapoor (13)	3,083	*
Richard Vincent (14)	3,083	*
Barbara K. Finck, M.D. (15)	10,658	*
Stephen K. Doberstein, Ph.D. (16)	8,249	*
Scott Brun, M.D. (17)	6,971	*
All directors and current executive officers as a group (9 persons)	383,302	5.9%

*	Represents less than 1%.

(1)

Based solely on the most recently available Schedule 13G/A filed with the SEC on February 14, 2025, consists of 1,133,944 shares of common stock held by one or more open-end investment companies or other managed accounts that are investment management clients of Fred Alger Management, LLC (“FAM”), a registered investment adviser. FAM is a 100% owned subsidiary of Alger Group Holdings, LLC (“AGH”), a holding company. AGH is a 100% owned subsidiary of Alger Associates, Inc., a holding company. The address of each of Alger Associates, Inc. is 100 Pearl Street, 27th Floor, New York, NY 10004.

(2)

Based solely on the latest information known to the Company, including the most recently available Schedule 13G filed on February 14, 2025, consists of (i) 690,743 shares of common stock held by Janus Henderson Biotech Innovation Master Fund Limited (“Janus I”), (ii) 340,988 shares of common stock issuable upon the exercise of pre-funded warrants that are exercisable within 60 days of April 30, 2025 held by Janus I and Janus Henderson Biotech Innovation Master Fund II Limited (“Janus II”), and (iv) excludes 180,028 shares of common stock issuable upon the exercise of pre-funded warrants held by Janus I and Janus II. These shares may be deemed to be beneficially owned by Janus Henderson Group PLC (“Janus”). The address for Janus is 201 Bishopsgate, EC2M 3AE, United Kingdom.

(3)

Based solely on the latest information known to the Company, including the most recently available Schedule 13G/A filed on February 14, 2025, consists of (i) 305,566 shares of common stock held by Biotechnology Value Fund, L.P. (“BVF”), (ii) 246,319 shares of common stock held by Biotechnology Value Fund II, L.P. (“BVF2”), (iii) 30,882 shares of common stock held by Biotechnology Value Trading Fund OS LP (“Trading Fund OS”), (iv) 11,515 shares of common stock held by MSI BVF SPV, LLC (“MSI”), and (v) 65,357 shares of common stock issuable upon the exercise of pre-funded warrants that are exercisable within 60 days of April 30, 2025 held by BVF, BVF2, Trading Fund OS, and MSI. BVF I GP LLC (“BVF GP”), as the general partner of BVF, may be deemed to beneficially own the shares beneficially owned by BVF. BVF II GP LLC (“BVF2 GP”), as the general partner of BVF2, may be deemed to beneficially own the shares beneficially owned by BVF2. BVF Partners OS Ltd. (“Partners OS”), as the general partner of Trading Fund OS, may be deemed to beneficially own the shares beneficially owned by Trading Fund OS. BVF GP Holdings LLC (“BVF GPH”), as the sole member of each of BVF GP and BVF2 GP, may be deemed to beneficially own the shares beneficially owned in the aggregate by BVF and BVF2. BVF Partners L.P. (“Partners”), as the investment manager of BVF, BVF2, Trading Fund OS, and MSI, and the sole member of Partners OS, may be deemed to beneficially own the shares beneficially owned in the aggregate by BVF, BVF2, Trading Fund OS, and MSI. BVF Inc., as the general partner of Partners, may be deemed to beneficially own the shares beneficially owned by Partners. Mark N. Lampert (“Mr. Lampert”), as a director and officer of BVF Inc., may be deemed to beneficially own the shares beneficially owned by BVF Inc. BVF GP disclaims beneficial ownership of the Shares beneficially owned by BVF. BVF2 GP disclaims beneficial ownership of the shares beneficially owned by BVF2. Partners OS disclaims beneficial ownership of the shares beneficially owned by Trading Fund OS. BVF GPH disclaims beneficial ownership of the shares beneficially owned by BVF and BVF2. Each of Partners, BVF Inc. and Mr. Lampert disclaims beneficial ownership of the shares beneficially owned by BVF, BVF2, Trading Fund OS and MSI. The address of the entities affiliated with BVF Partners L.P. is C/O BVF Partners L.P., 44 Montgomery St, 40th Floor, San Francisco, CA 94104.

(4)

Based solely on the latest information known to the Company, including the most recently available Schedule 13G/A filed on February 14, 2025, consists of (i) 599,270 shares of common stock held by Tybourne Strategic Opportunities Fund II LP (“TSOF II”), (ii) 20,711 shares of common stock held by TSOF Co-investment Fund 3 LP (“TSOF Co-Investment Fund 3”), (iii) 41,883 shares of common stock issuable upon the exercise of pre-funded warrants that are exercisable within 60 days of April 30, 2025 held by TSOF II and TSOF Co-Investment Fund 3, and (iv) excludes 676,477 shares of common stock issuable upon the exercise of pre-funded warrants held by TSOF II and TSOF Co-Investment Fund 3. In accordance with the Beneficial Ownership Limitation of the pre-funded warrants, TSOF II and TSOF Co-investment Fund 3 are prohibited from exercising such pre-funded warrants to the extent that, immediately prior to or as a result of such exercise, TSOF II and TSOF Co-investment Fund 3 would, together with affiliates and any persons who are members of a Section 13(d) group with these funds or their affiliates, beneficially own more than 9.99% of the total number of shares of common stock then issued and outstanding immediately after giving effect to the exercise. Tybourne Strategic Opportunities GP II Limited, which is indirectly owned by Tybourne Kesari Limited (“Tybourne Kesari”), is the general partner of TSOF II and Co-investment Fund 3 LP. Each of Tybourne Strategic Opportunities GP II Limited and Tybourne Kesari may be deemed a beneficial owner of, and Viswanathan Krishnan (“Mr. Krishnan”) may be deemed to have sole voting and dispositive power over, the shares held by, and all shares acquirable upon the exercise of the pre-funded warrants held by, each of TSOF II and TSOF Co-investment Fund 3. Each of Tybourne Strategic Opportunities GP II Limited, Tybourne Kesari and Mr. Krishnan hereby disclaims any beneficial ownership of such shares other than to the extent of any pecuniary interest therein. The address of TSOF II and TSOF Co-investment Fund 3 is c/o Tybourne Capital Management (HK) Limited, Suites 818-822, 8/F, Bank of America Tower, 12 Harcourt Road, Central, Hong Kong
(5)

Based solely on the latest information known to the Company, including the most recently available Schedule 13G/A filed on February 14, 2025, consists of (i) 300,000 shares of common stock held by OrbiMed Private Investments IX, LP (“OPI IX”), (ii) 210,000 shares of common stock held by OrbiMed Genesis Master Fund, L.P. (“Genesis”), (iii) 90,000 shares of common stock held by The Biotech Growth Trust PLC (“BIOG”), (iv) 57,442 shares of common stock issuable upon the exercise of pre-funded warrants that are exercisable within 60 days of April 30, 2025 held by OPI IX, Genesis, and BIOG, and (v) excludes 2,945,404 shares of common stock issuable upon the exercise of pre-funded warrants held by OPI IX, Genesis, and BIOG. OrbiMed Capital GP IX LLC (“GP IX”) is the general partner of OPI IX, and OrbiMed Advisors LLC (“OrbiMed Advisors”) is the managing member of GP IX. By virtue of such relationships, GP IX and OrbiMed Advisors may be deemed to have voting power and investment power over the securities held by OPI IX and as a result, may be deemed to have beneficial ownership over such securities. OrbiMed Genesis GP LLC (“Genesis GP”) is the general partner of Genesis. OrbiMed Advisors is the managing member of Genesis GP. OrbiMed Advisors exercises investment and voting power through a management committee comprised of Carl L. Gordon, Sven H. Borho and W. Carter Neild, each of whom disclaims beneficial ownership of the shares held by Genesis and OPI IX, except to the extent of its or his pecuniary interest therein if any. OrbiMed Capital LLC (“OrbiMed Capital”) is the portfolio manager of BIOG. OrbiMed Capital exercises investment and voting power through a management committee comprised of Carl L. Gordon, Sven H. Borho, and W. Carter Neild, each of whom disclaims beneficial ownership of the shares held by BIOG, except to the extent of its or his pecuniary interest therein if any. The address for each of OPI IX, Genesis, and BIOG is c/o OrbiMed Advisors LLC, 601 Lexington Avenue, 54th Floor, New York, New York.

(6)

Based solely on the latest information known to the Company, including the most recently available Schedule 13G filed on February 14, 2025, consists of (i) 609,225 shares of common stock held by Ikarian Healthcare Master Fund, LP (“Ikarian”) and (ii) excludes 299,253 shares of common stock issuable upon the exercise of pre-funded warrants held by Ikarian. Neil Shahrestani may be deemed to be the beneficial owner of the shares held by Ikarian and disclaims such beneficial ownership of the shares held by Ikarian, except to the extent of his pecuniary interest therein if any. The address for Ikarian is 100 Crescent Ct., Suite 1620, Dallas, TX 75201.

(7)

Based solely on the most recently available Schedule 13G filed with the SEC on January 10, 2025, consists of 432,276 shares of common stock held by Nemean Asset Management, LLC. Steven Oliveira is the managing member of Nemean Asset Management, LLC, and may be deemed to beneficially own the shares beneficially owned by Nemean Asset Management, LLC. Mr. Oliveira disclaims beneficial ownership of the securities beneficially owned by Nemean Asset Management, LLC.

(8)

Consists of (i) 79,788 shares of common stock and (ii) 157,175 shares of common stock underlying options held by Dr. Wagner that are exercisable as of April 30, 2025 or that will become exercisable within 60 days after such date.

(9)

Consists of (i) 31,218 shares of common stock and (ii) 56,914 shares of common stock underlying options held by Mr. Riley that are exercisable as of April 30, 2025 or that will become exercisable within 60 days after such date.

(10)	Consists of 3,762 shares of common stock.
(11)

Consists of (i) 3,960 shares of common stock and (ii) 9,249 shares of common stock underlying options held by Mr. Kornfeld that are exercisable as of April 30, 2025 or that will become exercisable within 60 days after such date.

(12)

Consists of (i) 5,940 shares of common stock and (ii) 6,860 shares of common stock underlying options held by Mr. Gryska that are exercisable as of April 30, 2025 or that will become exercisable within 60 days after such date.

(13)	Consists of 3,083 shares of common stock underlying options held by Mr. Kapoor that are exercisable as of April 30, 2025 or that will become exercisable within 60 days after such date.
(14)	Consists of 3,083 shares of common stock underlying options held by Mr. Vincent that are exercisable as of April 30, 2025 or that will become exercisable within 60 days after such date.
(15)	Consists of 10,658 shares of common stock underlying options held by Dr. Finck that are exercisable as of April 30, 2025 or that will become exercisable within 60 days after such date.
(16)	Consists of 8,249 shares of common stock underlying options held by Dr. Doberstein that are exercisable as of April 30, 2025 or that will become exercisable within 60 days after such date.
(17)	Consists of 6,971 shares of common stock underlying options held by Dr. Brun that are exercisable as of April 30, 2025 or that will become exercisable within 60 days after such date.

RELATED PERSON TRANSACTIONS

The following is a description of each transaction since January 1, 2023, and each currently proposed transaction, in which:

•	we have been or are to be a participant;

•	the amount involved exceeded or exceeds $120,000; and

•

any of our directors, executive officers, or beneficial holders of more than 5% of any class of our voting securities, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Private Placement (July 2023)

On July 31, 2023, certain executive officers, senior management, and Board members of the Company participated in a private placement, purchasing approximately $1.16 million of shares of Common Stock at a purchase price of $25.25 per share (as adjusted for the Company’s most recent reverse stock split) as detailed below for each director and executive officer who purchased shares of Common Stock.

Name	Number of Shares Purchased(1)	Total Purchase Price
Paul A. Wagner	9,900	$249,999.24
Antony Riley	5,940	$149,999.14
Hubert Chen	2,970	$74,999.57
Steven Kornfeld	3,960	$99,999.09
Donald A. Williams	2,376	$59,999.05
David Gryska	5,940	$149,999.14

(1)	As adjusted for the Company’s most recent reverse stock split.

Private Placement (November 2024)

On November 21, 2024, certain executive officers and senior management of the Company participated in a private placement, purchasing approximately $125,000 of shares of Common Stock at a purchase price of $5.552 per share as detailed below for each director and executive officer who purchased shares of Common Stock.

Name	Number of Shares Purchased	Total Purchase Price
Antony Riley	5,940	$124,997.73

Equity Grants

We have issued and sold shares of our Common Stock and granted options to our executive officers and certain of our non-employee directors as more fully described in the sections titled “Director Compensation” and “Executive Compensation.”

Employment Agreements

We have entered into employment agreements with Dr. Wagner, our chief executive officer and president, Mr. Riley, our chief financial officer and Dr. Chen, our former president and chief scientific officer. For more information regarding this employment agreement, see the section titled “Executive Compensation—Employment Arrangements.”

Severance Agreements

We have entered into severance agreements with Dr. Wagner, our chief executive officer and president, Mr. Riley, our chief financial officer and Dr. Chen, our former president and chief scientific officer. For more information regarding this employment agreement, see the section titled “Executive Compensation—Employment Arrangements.”

Indemnification Agreements

We have entered into separate indemnification agreements with each of our directors and executive officers, in addition to the indemnification provided for in our amended and restated certificate of incorporation and bylaws.

The indemnification agreements and our amended restated certificate of incorporation and bylaws require us to indemnify our directors, executive officers and certain controlling persons to the fullest extent permitted by Delaware law.

Consulting Agreement with Barbara K. Finck, M.D.

In connection with Dr. Finck’s appointment as Senior Medical Clinician, the Company and Dr. Finck entered into a consulting agreement, as more fully described in the section titled “Director Compensation”.

Policies and Procedures for Related Person Transactions

We have adopted a formal, written policy regarding related person transactions. This written policy regarding related person transactions provides that a related person transaction is a transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, in which we are a participant and in which a related person has, had or will have a direct or indirect material interest and in which the aggregate amount involved exceeds $120,000. For purposes of this policy, a related person means any of our executive officers and directors (including director nominees), in each case at any time since the beginning of our last fiscal year, or holders of more than 5% of any class of our voting securities and any member of the immediate family of, or person sharing the household with, any of the foregoing persons.

Our audit committee has the primary responsibility for reviewing and approving, ratifying or disapproving related person transactions. In determining whether to approve, ratify or disapprove any such transaction, our audit committee will consider, among other factors, (1) whether the transaction is fair to us and on terms no less favorable than terms generally available to unaffiliated third parties under the same or similar circumstances, (2) the extent of the related person’s interest in the transaction, (3) whether there are business reasons for us to enter into such transaction, (4) whether the transaction would impair the independence of any of our outside directors and (5) whether the transaction would present an improper conflict of interest for any of our directors or executive officers. The policy grants standing pre-approval of certain transactions, including (1) certain compensation arrangements for our directors or executive officers, (2) transactions with another company at which a related person’s only relationship is as a non-executive employee, director or beneficial owner of less than 10% of that company’s shares, provided that the aggregate amount involved does not exceed the greater of $200,000 or 5% of such company’s total annual revenues and the transaction is on terms no less favorable than terms generally available to unaffiliated third parties under the same or similar circumstances, (3) charitable contributions by us to a charitable organization, foundation or university at which a related person’s only relationship is as a non-executive employee or director, provided that the aggregate amount involved does not exceed the greater of $200,000 or 5% of such organization’s total annual receipts, (4) transactions where a related person’s interest arises solely from the ownership of our Common Stock and all holders of our Common Stock received the same benefit on a pro rata basis and (5) any indemnification or advancement of expenses made pursuant to our organizational documents or any agreement. In addition to our policy, our audit committee charter provides that our audit committee shall review and approve or disapprove any related person transactions.

OTHER MATTERS

2024 Annual Report

Our financial statements for our fiscal year ended December 31, 2024 are included in our annual report, which are being mailed to stockholders at the same time as this proxy statement. Our proxy materials and our annual report are also posted on our website at https://www.fortebiorx.com/investor-relations/sec-filings/default.aspx and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report, free of charge, by sending a written request to Forte Biosciences, Inc., 3060 Pegasus Park Drive, Building 6, Dallas, Texas 75247, Attention: Investor Relations.

Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

* * *

The Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the proxy will have discretion to vote the shares of our Common Stock they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.

THE BOARD OF DIRECTORS

Dallas, TX

April 30, 2025

FORTE BIOSCIENCES, INC. C/O PROXY SERVICES P.O. BOX 9142 FARMINGDALE, NY 11735

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 28, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/FBRX2025

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 28, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V74827-P32813 KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FORTE BIOSCIENCES, INC. The Board of Directors recommends that you vote “FOR” the following:

1. The election of three (3) Class II directors to hold office until our 2028 annual meeting of stockholders and until his successor is elected and qualified.

Company Nominees:	For	Withhold

1a. Richard Vincent	☐	☐

1b. Shiv Kapoor	☐	☐

1c. David Gryska	☐	☐

The Board of Directors recommends you vote “FOR” the following proposal:			For	Against	Abstain

2. The ratification of the appointment of KPMG LLP P.C. as our independent registered public accounting firm for our fiscal year ending December 31, 2025.			☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

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V74828-P32813

FORTE BIOSCIENCES, INC.

Annual Meeting of Stockholders

May 29, 2025 9:00 AM Eastern Time

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Paul A. Wagner, our Chief Executive Officer, and Antony A. Riley, our Chief Financial Officer, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of FORTE BIOSCIENCES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held on Thursday, May 29, 2025 at 9:00 AM Eastern Time, at www.virtualshareholdermeeting.com/FBRX2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side